UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

For purposes hereof, the “Registrant” means AmerisourceBergen Corporation.

On or about October 7, 2005, an amendment (the “Amendment”) to the Registrant’s $700 million senior unsecured credit facility (the “Credit Agreement”) became fully effective. The Credit Agreement was entered into as of December 2, 2004 among AmerisourceBergen Corporation (the “Registrant”), JPMorgan Chase, N.A. (as administrative agent), J.P. Morgan Securities Inc. and Banc of America Securities LLC (as co-lead arrangers and joint bookrunners), Bank of America, N.A. (as syndication agent), The Bank of Nova Scotia, Wachovia Bank, National Association and Wells Fargo Bank, National Association (as documentation agents), and various commercial lenders.

The terms of the Amendment relaxed certain covenants contained in the Credit Agreement and provided for the future elimination of certain subsidiary guarantees upon achievement of specified investment grade ratings. The covenants which were relaxed will provide the Registrant with additional flexibility in incurring indebtedness, making foreign acquisitions, making investments and issuing guarantees in connection with its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 11, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer